Exhibit 5.1

October 9, 2026

SS Innovations International, Inc.

405, 3rd Floor, iLabs Info Technology Centre

Udyog Vihar, Phase III

Gurugram, Haryana India 122016

Re:	SS Innovations International, Inc.

Registration Statement on Form S-3 (File No. 333-295501)

Ladies and Gentlemen:

We are counsel to SS Innovations International, Inc., a Florida corporation (the “Company”), in connection with the offering and issuance of (i) a secured convertible promissory note in the original principal amount of $21,025,000 (the “Note”), and (ii) the shares of the Company’s common stock, par value $0.0001 per share (the “Common Shares”), issuable upon conversion of, or otherwise pursuant to, the Note (the “Conversion Shares,” and together with the Note, the “Securities”), including an initial reserve of 8,000,000 Common Shares, as such reserve may be increased from time to time in accordance with the Securities Purchase Agreement (as defined below). The Securities are being sold pursuant to the Registration Statement on Form S-3 (File No. 333-295501) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), which was declared effective by the Commission on May 18, 2026, and includes the related base prospectus dated May 18, 2026 (the “Base Prospectus”), as supplemented by the prospectus supplement dated October 9, 2026 (“Prospectus Supplement,” together with the Base Prospectus, the “Prospectus”), in accordance with the Securities Purchase Agreement dated as of October 9, 2026 (the “Securities Purchase Agreement”), by and between the Company and that certain investor party thereto.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

For purposes of rendering the opinions set forth below, we have examined such documents and reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinions, including (i) the Registration Statement, including the exhibits filed therewith; (ii) the Prospectus; (iii) the Securities Purchase Agreement, including the exhibits thereto; (iv) the Note; (v) the Company’s articles of incorporation as currently in effect; (vi) the Company’s bylaws as currently in effect; (vii) certain resolutions of the board of directors of the Company relating to the issuance and sale of the Securities; and (viii) the originals or copies certified to our satisfaction of such other documents, records, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

In addition, in rendering this opinion, we have assumed: (i) the genuineness and authenticity of all signatures on original documents; (ii) the genuineness and authenticity of all documents submitted to us as originals; (iii) the conformity to originals of all documents submitted to us as copies; (iv) the accuracy, completeness and authenticity of certificates of public officials; (v) the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness of such documents (other than with respect to the Company); and (vi) that at the time of each issuance of Conversion Shares, the Company will have a sufficient number of authorized but unissued Common Shares reserved for such issuance. We have not sought independently to verify such matters.

ARIZONA  •  CALIFORNIA  •  COLORADO  •  CONNECTICUT  •  DELAWARE  •  FLORIDA  •  GEORGIA  •  ILLINOIS  •  INDIANA  •  KANSAS  •  KENTUCKY  •  LOUISIANA
MARYLAND  • MASSACHUSETTS  •  MINNESOTA  •  MISSISSIPPI  •  MISSOURI  •  NEVADA  •  NEW JERSEY  •  NEW MEXICO  •  NEW YORK  •  NORTH CAROLINA
OHIO  •  OREGON  •  PENNSYLVANIA  •  RHODE ISLAND  •  TENNESSEE  •  TEXAS  •  UTAH  •  VIRGINIA  •  WASHINGTON  •  WASHINGTON D.C.  •  WEST VIRGINIA

SS Innovations International, Inc.

October 9, 2026

Our opinions expressed herein are subject to the following qualifications and exceptions: (i) the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium, or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences, and equitable subordination; and (ii) the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law). We express no opinions other than as specifically set forth herein. We are opining solely on all applicable statutory provisions of the State of Florida and express no opinion as to whether the laws of any other jurisdiction are applicable to the subject matter hereof. We express no opinion as to the creation, attachment, perfection or priority of any security interest securing the Note, or as to any guaranty thereof. We are not rendering any opinion as to compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof. This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly stated herein from any matter addressed in this opinion letter.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that (i) the Note, when issued and sold in accordance with the Securities Purchase Agreement, the Registration Statement and the Prospectus, upon payment of the consideration therefor, will be a valid and binding obligation of the Company enforceable against the Company in accordance with its terms; and (ii) the Conversion Shares have been duly and validly authorized for issuance and, when issued and delivered in accordance with the Note, the Registration Statement and the Prospectus, will be validly issued, fully paid and non-assessable.

This opinion is given as of the date hereof and we assume no obligation to advise you of changes that may thereafter be brought to our attention.

We hereby consent to the filing of this opinion as an exhibit to a Current Report on Form 8-K to be filed by the Company on or about the date hereof and to its incorporation by reference into the Registration Statement and further consent to the reference to our name under the caption “Legal Matters” in the Prospectus Supplement, which is a part of the Registration Statement. In giving this consent, we do not thereby admit that we are experts within the meaning of Section 11 of the Securities Act or included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Lewis Brisbois Bisgaard & Smith LLP
LEWIS BRISBOIS BISGAARD & SMITH LLP

LEWIS BRISBOIS BISGAARD & SMITH LLP www.lewisbrisbois.com